EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Webster Financial Corporation

We consent to the incorporation by reference in the registration statements (Nos. 33-13244, 33-38286, 333-37530, 333-88021, 333-33228, 333-71141, 333-71983, 333-48548, 333-87508, 333-107263, 333-104871, 333-122344 and 333-48548) on Forms S-8, and the registration statements (Nos. 33-63967, 333-47269, 333-37714, 333-81563, 333-58965, 333-71707, 333-67074, 333-60656, 333-100846 and 333-112566) on Forms S-3 of Webster Financial Corporation of our reports dated March 10, 2005, with respect to the Consolidated Statements of Condition of Webster Financial Corporation and subsidiaries as of December 31, 2004 and 2003, and the related Consolidated Statements of Income, Comprehensive Income, Shareholders’ Equity and Cash Flows for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal controls over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Webster Financial Corporation.

/s/ KPMG LLP

Hartford, Connecticut
March 10, 2005